Exhibit 99.1

IMPLANT SCIENCES REPORTS SECOND QUARTER FISCAL 2015

FINANCIAL RESULTS

Wilmington, MA…February 17, 2015…Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the three and six months ended December 31, 2014.

Revenues for the three months ended December 31, 2014 decreased 32.0%, to $2.1 million, from $3.2 million for the comparable prior year period.  Our net loss for the three months ended December 31, 2014 was $6.2 million as compared with a net loss of $4.4 million for the comparable prior year period, an increase of $1.8 million.

Revenues for the six months ended December 31, 2014 decreased 7.1%, to $4.0 million, from $4.3 million for the comparable prior year period.  Our net loss for the six months ended December 31, 2014 was $11.6 million as compared with a net loss of $10.4 million for the comparable prior year period, an increase of $1.2 million.

Earnings before interest, taxes, depreciation and amortization, stock-based compensation, warrants issued to non-employees and common stock issued to consultants (“Adjusted EBITDA”), which is reconciled to net loss in this press release, were a loss of $3,515,000 in the three months ended December 31, 2014, compared to a loss of $1,891,000 in the comparable prior year period and for the six months ended December 31, 2014, a loss of $5,843,000 compared to a loss of $4,598,000 in the comparable prior year period.

William McGann, President and CEO of Implant Sciences, commented, “During the recently concluded quarter we secured product approvals in Russia and China, which we believe positions the Company for consistent and sustainable growth.  Coupled with our execution of an Indefinite Delivery / Indefinite Quantity (“IDIQ”) contract with the TSA for up to $162 million and the receipt of an initial delivery order under this IDIQ from the TSA for 1,170 QS-B220’s and ancillary services and supplies in November 2014, we have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability. We remain confident about our future prospects.”

Details for the three and six months ended December 31, 2014 follow below.

Three months Ended December 31, 2014 vs. December 31, 2013

➢

Revenues for the three months ended December 31, 2014 were $2,141,000 as compared with $3,150,000 for the comparable prior year period, a decrease of $1,009,000, or 32.0%. The decrease in revenue is due primarily to: a 31.6% decrease in the number of QS-B220 desktop units sold in the three months ended December 31, 2014, due to decreased shipments to U.S. air cargo screening facilities in the current three month period and a 3.6% decrease in the average unit sales prices, which resulted in a 34.0% decrease in QS-B220 revenues; a 25.0% decrease in the number of QS-H150 handheld units sold, compared to the prior period, due to decreased shipments to Japan and a 15.6% decrease in the average unit sales prices, which resulted in a 36.7% decrease in QS-H150 revenues,  offset partially by a 50.4% increase in sales of parts and supplies.

➢

Gross margin for the three months ended December 31, 2014 was $364,000 or 17.0% of revenues as compared with $1,170,000 or 37.1% of revenues for the comparable prior year period. The decrease in gross margin as a percent of revenues is primarily the result of a decrease in the average unit sell process on sales of our QS-H150 units and our QS-B220 units of 15.6% and 3.6%, respectively, decreased manufacturing overhead absorption due to decreased QS-B220 unit volume and by a $36,000 increase in stock-based compensation.

➢

Research and development expense for the three months ended December 31, 2014 was $1,288,000 as compared with $1,191,000 for the comparable prior year period, an increase of $97,000 or 8.1%. The increase in research and development expense is due primarily to a $48,000 increase in payroll and related benefit costs, a $33,000 increase in stock-based compensation, a $31,000 increase in travel expenses incurred in support of our government qualifications, a $30,000 increase in prototype expense, offset partially by a $45,000 decrease in engineering consulting fees.

➢

Selling, general and administrative expenses for the three months ended December 31, 2014 were $3,195,000 as compared with $2,686,000 for the comparable prior year period, an increase of $509,000, or 19.0%. The increase in selling, general and administrative expenses is due primarily to a $764,000 increase in payroll and related benefit due to the resignation of our former CEO, $42,000 increase in bad debt expense and a $32,000 increase in legal expenses. Partially offsetting these increases are a $218,000 decrease in stock-based compensation expense on non-employee warrants, a $63,000 decrease in consulting expense, and a $55,000 decrease in in variable selling expenses due to lower revenues.

➢

For the three months ended December 31, 2014, other expense was $2,125,000 as compared with other expense of $1,674,000, for the comparable prior year period, an increase of $451,000. The increase is due to increased interest expense on higher borrowings under our credit facility with DMRJ and our credit facility with BAM.

➢

Our net loss for the three months ended December 31, 2014 was $6,244,000 as compared with a net loss of $4,381,000 for the comparable prior year period, an increase of $1,863,000, or 42.5%. The increase in the net loss is primarily due to costs incurred due to the resignation of our former CEO, decreased sales and gross margin and an increase in interest expense.

Six months Ended December 31, 2014 vs. December 31, 2013

➢

Revenues for the six months ended December 31, 2014 were $4,010,000 as compared with $4,315,000 for the comparable prior year period, a decrease of $305,000, or 7.1%. The decrease in revenue is due primarily to a  22.5% decrease in the number of QS-B220 desktop units sold in the six months ended December 31, 2014, due to decreased shipments to U.S. air cargo screening facilities in the current six month period and a 4.8% decrease in the average unit sales prices, which resulted in a 26.2% decrease in QS-B220 revenue, offset partially by a 35.8% increase in the number of QS-H150 handheld units sold, compared to the prior period, due to increased shipments to China and Africa, a 13.4% decrease in the average unit sales prices, which resulted in a 17.7% increase in QS-H150 revenues and to a lesser extent by a 55.7% increase in sales of parts and supplies.

➢

Gross margin for the six months ended December 31, 2014 was $982,000 or 24.5% of revenues as compared with $1,383,000 or 32.1% of revenues for the comparable prior year period. The decrease in gross margin as a percent of revenues is primarily the result of a decrease in the average unit sell process on sales of our QS-H150 units and our QS-B220 units of 13.4% and 4.8%, respectively, decreased manufacturing overhead absorption due to decreased QS-B220 unit volume, offset partially by a $9,000 decrease in stock-based compensation.

➢

Research and development expense for the six months ended December 31, 2014 was $2,572,000 as compared with $2,422,000 for the comparable prior year period, an increase of $150,000 or 6.2%. The increase in research and development expense is due primarily to a $70,000 increase in payroll and related benefit costs, a $80,000 increase in prototype expense and materials, a $30,000 increase in travel expenses incurred in support of our government qualifications and a $29,000 increase in government qualification testing fees, offset partially by a $61,000 decrease in engineering consulting fees and a $4,000 decrease in stock-based compensation.

➢

Selling, general and administrative expenses for the six months ended December 31, 2014 were $5,870,000 as compared with $6,094,000 for the comparable prior year period, a decrease of $224,000, or 3.7%. The decrease in selling, general and administrative expenses is due primarily a $586,000 decrease in stock-based compensation, a $253,000 decrease in stock-based compensation expense on non-employee warrants, an $84,000 decrease in occupancy costs due to the relocation of our corporate offices in July 2013, $66,000 decrease in consulting expense and the $42,000 loss on the disposal of machinery and equipment recorded in the prior year period. Partially offsetting these decreases are a $725,000 increase in payroll and related benefits due to the resignation of our former CEO, a $45,000 increase in legal fees and a $44,000 increase in bad debt expense.

➢

For the six months ended December 31, 2014, other expense was $4,159,000 as compared with other expense of $3,269,000, for the comparable prior year period, an increase of $890,000. The increase is due to increased interest expense on higher borrowings under our credit facility with DMRJ and our credit facility with BAM.

➢

Our net loss for the six months ended December 31, 2014 was $11,619,000 as compared with a net loss of $10,402,000 for the comparable prior year period, an increase of $1,217,000, or 11.7%. The increase in the net loss is primarily due to lower sales and gross margin, costs incurred due to the resignation of our former CEO and an increase in interest expense.

Company Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, February 17, 2015 at 4:15 PM Eastern time to review financial results for the quarter ended December 31, 2014. Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by dialing: 800-706-7749 within the U.S. or 617-614-3474 outside the U.S. and entering passcode 36117383.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 31927612.  The conference call will also be available live over the Internet at the “Webcasts” page of the Investor Relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (“ETD”) technology. In October 2013, the Company became the third ETD manufacturer, and the sole American-owned company, to currently have product qualification from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (“SS&D”) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for aviation checkpoint and checked baggage and air cargo screening, certification by Service Technique de l’Aviation Civile in France for passenger and air cargo screening, the Company’s QS-B220 has also received Qualified Anti-Terrorism Technology Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (“the SAFETY Act”). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lenders by March 31, 2015; if we are unable to satisfy these obligations and to raise additional capital to fund operations, our lenders may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; there is no guaranty that U.S. or foreign governments, law enforcement agencies or commercial consumers will purchase any of our explosives detection products or that any new products we may develop will be accepted by the Transportation Security Administration or by such other governments, agencies or consumers; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the period ended June 30, 2014. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Roger Deschenes, CFO

(978) 752-1700

rdeschenes@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com

Implant Sciences Corporation
Condensed Consolidated Balance Sheets
(In thousands except share and per share amounts)
	December 31,	June 30,
	2014	2014
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$26	$391
Restricted cash and investments	312	312
Accounts receivable-trade, net	915	545
Inventories, net	2,698	2,868
Prepaid expenses and other current assets	273	315
Total current assets	4,224	4,431
Property and equipment, net	852	619
Restricted cash and investments	312	312
Other non-current assets	122	117
Total assets	$5,510	$5,479
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured promissory note – BAM	$20,000	$20,000
Senior secured convertible promissory note	3,184	3,184
Senior secured promissory note – DMRJ	1,000	1,000
Second senior secured convertible promissory note	12,000	12,000
Third senior secured convertible promissory note	12,000	12,000
Line of credit	8,600	2,995
Current maturities of obligations under capital lease	48	45
Accrued expenses	13,330	11,094
Accounts payable	3,541	3,675
Deferred revenue	1,709	483
Total current liabilities	75,412	66,476
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	40	66
Accrued expenses, net of current	262	-
Deferred revenue, net of current	195	142
Total long-term liabilities	497	208
Total liabilities	75,909	66,684
Commitments and contingencies
Stockholders' deficit:
Common stock; $0.001 par value; 200,000,000 shares authorized; 71,873,665 and 71,863,120 shares issued and outstanding at December 31, 2014 and 200,000,000 shares authorized, 63,634,171 and 63,623,626 shares issued and outstanding at June 30, 2014	72	64
Preferred stock; no stated value; 5,000,000 shares authorized
Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, no shares issued and outstanding at December 31, 2014 and June 30, 2014	-	-
Series H Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series I Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series J Convertible Preferred Stock; no stated value; 6,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	109,281	107,055
Accumulated deficit	(179,505)	(167,886)
Deferred compensation	(177)	(367)
Other comprehensive income	3	2
Treasury stock, 10,545 common shares, at cost	(73)	(73)
Total stockholders' deficit	(70,399)	(61,205)
Total liabilities and stockholders' deficit	$5,510	$5,479

Implant Sciences Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2014	2013	2014	2013
Revenues	$2,141	$3,150	$4,010	$4,315
Cost of revenues	1,777	1,980	3,028	2,932
Gross margin	364	1,170	982	1,383
Operating expenses:
Research and development	1,288	1,191	2,572	2,422
Selling, general and administrative	3,195	2,686	5,870	6,094
Total operating expenses	4,483	3,877	8,442	8,516
Loss from operations	(4,119)	(2,707)	(7,460)	(7,133)
Other income (expense), net:
Interest income	-	1	-	1
Interest expense	(2,125)	(1,675)	(4,159)	(3,270)
Total other income (expense), net	(2,125)	(1,674)	(4,159)	(3,269)
Net loss	(6,244)	(4,381)	(11,619)	(10,402)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	4	-	1	(1)
Other comprehensive income (loss)	4	-	1	(1)
Comprehensive loss	$(6,240)	$(4,381)	$(11,618)	$(10,403)

Net loss per share, basic and diluted	$(0.09)	$(0.07)	$(0.17)	$(0.18)

Weighted average shares used in computing net loss per common share, basic and diluted	70,938,120	59,358,296	67,842,872	58,776,097

Implant Sciences Corporation
Consolidated Sales by Product
(In thousands)
(Unaudited)

	For the Three Months Ended December 31, 2014		For the Three Months Ended December 31, 2013
	Amount	Mix	Amount	Mix	Change %
QS-H150	$805	37.6%	$1,272	40.4%	(36.7)%
QS-B220	1,163	54.3%	1,763	56.0%	(34.0)%
Parts & supplies	173	8.1%	115	3.6%	50.4%
Total	$2,141	100.0%	$3,150	100.0%	(32.0)%

	For the Six Months Ended December 31, 2014		For the Six Months Ended December 31, 2013
	Amount	Mix	Amount	Mix	Change %
QS-H150	$1,791	44.7%	$1,522	35.3%	17.7%
QS-B220	1,917	47.8%	2,599	60.2%	(26.2)%
Parts & supplies	302	7.5%	194	4.5%	55.7%
Total	$4,010	100.0%	$4,315	100.0%	(7.1)%

Implant Sciences Corporation
Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation (“Adjusted EBITDA”)
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2014	2013	2014	2013
Net loss	$(6,244)	$(4,381)	$(11,619)	$(10,402)
Interest expense, net	2,125	1,674	4,159	3,269
Income taxes	-	-	-	-
Depreciation	40	38	81	74
Stock-based compensation	535	460	1,227	1,825
Warrants issued to non-employees	29	247	241	494
Common stock issued to consultants	-	71	68	142
Adjusted EBITDA (1)	$(3,515)	$(1,891)	$(5,843)	$(4,598)

(1) Adjusted EBITDA is defined as net loss plus interest expense, net of interest income, income taxes, depreciation and amortization, stock-based compensation, fair value of warrants issued to non-employees and the fair value of common stock issued to consultants.  EBITDA is commonly used in the technology industry, and we present Adjusted EBITDA to enhance your understanding of our financial performance.  We use Adjusted EBITDA as an internal performance measurement and believe that it provides investors and analysts with a measure of operating results unaffected by differences in capital structures and capital investment among otherwise comparable companies and improves comparability of results of operations. Management uses this supplemental measure to evaluate performance over a period of time and to analyze underlying trends in the Company's business and to establish operational goals and forecast that are used in allocating resources.  We expect to compute our non-GAAP financial measure, using the same consistent method from quarter to quarter and year to year.

While we believe that Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other performance measures calculated in accordance with GAAP.  In addition, Adjusted EBITDA has inherent material limitations as a performance measure.  It does not include interest expense, but because we have borrowed money, interest expense is a necessary element of our costs.  In addition, Adjusted EBITDA does not include depreciation.  Since we have capital assets, depreciation expense is a necessary element of our costs.  Adjusted EBITDA does not include stock-based compensation, which is a necessary element of our costs since we issue stock awards to employees as an important incentive to maximize overall company performance and as a benefit of employment with the company.  Adjusted EBITDA does not include the fair value of warrants issued to non-employees, which is a necessary element of our costs since we have issued warrants to non-employees and as part of our financing strategy. Finally, Adjusted EBITDA does not include the fair value of common stock issued to consultants, which is a necessary element of our costs since we have issued shares of our common stock in lieu of cash payments to consultants we have retained. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.